Exhibit 99.1

COGINT, INC.

2650 North Military Trail, Suite 300

Boca Raton, Florida 33431

September 28, 2017

NOTICE OF ACTION TAKEN BY

WRITTEN CONSENT OF STOCKHOLDERS

To Our Stockholders:

On September 7, 2017, we announced a very exciting transaction whereby Cogint, Inc., a Delaware corporation (the “Company”) agreed to a business combination with BlueFocus International Limited, a private company limited by shares registered in Hong Kong (“BlueFocus”), which will create a world-class, global marketing services company and provide our stockholders the opportunity to hold shares in two publicly-traded companies as well as receive a cash dividend. As required by Delaware law, we are providing you this Notice of Action Taken By Written Consent of Stockholders.

On September 6, 2017, the Company entered into a Business Combination Agreement (the “Agreement”) with BlueFocus. Under the terms of the Agreement, the Company will issue to BlueFocus shares of the Company’s common stock, par value $0.0005 per share (the “Common Stock”), representing 63.0% of the Company’s (NASDAQ: COGT) issued and outstanding Common Stock on a fully diluted, post-transaction basis (the “Purchased Shares”). In consideration of the Purchased Shares, BlueFocus will contribute to the Company (i) all of the equity interests of (a) Vision 7 International Inc., a Canadian company (“V7”), (b) We Are Very Social Limited, a limited company domiciled and incorporated in England and Wales (“WAVS”), (c) Indigo Social, LLC, a Delaware limited liability company (“Indigo”), and (d) any entity BlueFocus acquires from the date of the Agreement to the closing of the Transaction (as defined below) that is a “Permitted Acquisition,” as such term is defined in the Agreement (together with V7, WAVS, and Indigo, the “Contributed Entities”) and (ii) (a) $100 million in cash, the proceeds of which the Company will use to (x) provide Red Violet (as defined below) up to $20 million as working capital, (y) pay off certain Transaction-related expenses, and (z) pay cash, as a dividend to holders of Common Stock and, as otherwise required, to holders of other Company securities (together with the Common Stock, the “Company Securities”) as of a record date (the “Record Date”) to be determined by the Company’s Board of Directors (the “Board”) and (b) cash, equal to any working capital shortfall of the Contributed Entities when compared to the normalized net working capital of such entities (we refer to the contributions in (ii)(a) and (ii)(b) together as the “Cash Consideration”). We refer to the issuance of the Purchased Shares in consideration of the contribution of the Contributed Entities and the Cash Consideration as the “Transaction.”

Completion of the Transaction is subject to customary regulatory approvals, including, but not limited to, approval under the Hart-Scott-Rodino Act and approval by the Committee on Foreign Investment in the United States. In addition, completion of the Transaction is subject to the Company completing a spin-off of its risk management business as a separate public company (such company, “Red Violet”), whereby all shares of Red Violet common stock will be distributed to holders of Company Securities pro rata on a fully diluted basis and at a ratio to be determined by the Board. The distribution of shares of Red Violet common stock will occur on the same day as, and immediately before, the closing of the Transaction (the “Closing”).

In connection with the Transaction, the Company will take the following additional actions, immediately before or at Closing and conditioned thereon:

(1) amend and restate the Company’s certificate of incorporation (the “Amended and Restated Charter”) to, among other things, (i) increase the number of authorized shares of Common Stock to provide for the issuance of the Purchased Shares, (ii) permit stockholders of the Company holding sufficient Common Stock to take an action in a stockholder meeting to take such action by written consent in lieu of a meeting as long as BlueFocus continues to own at least a majority of the issued and outstanding shares of Common Stock, and (iii) provide for an understanding with respect to corporate opportunities and related matters between the Company and BlueFocus following the Closing; and

(2) subsequently amend the Amended and Restated Charter to, at the discretion of the Board, effect a reverse stock split of the Company’s Common Stock within the range of one for two and one for four (the “Stock Split”), with the exact ratio to be determined by the Board before Closing.

In addition, the Board and the Company’s Compensation Committee have approved an increase in the number of shares eligible for issuance under the Company’s 2015 Stock Equity Plan (the “Plan”) by 1,000,000 shares resulting in an aggregate of 13,500,000 shares issuable under the Plan.

The Company hereby gives notice to its stockholders that holders representing a majority of the issued and outstanding Common Stock entitled to vote have approved the following actions by written consent in lieu of a meeting, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Company’s governing documents:

(1)	The issuance of the Purchased Shares;

(2)	The change in control of the Company resulting from the issuance of the Purchased Shares;

(3)	The amendment and restatement of the Company’s certificate of incorporation (a copy of the Amended and Restated Certificate of Incorporation, which is exhibit B to the written consent, is attached as Exhibit A to this notice);

(4)	The amendment to the Amended and Restated Charter to provide for the Stock Split (a copy of the amendment to the Amended and Restated Certificate of Incorporation, which is exhibit C to the written consent, is attached as Exhibit B to this notice); and

(5)	The increase in shares available for issuance under the Plan.

The written consent approving the foregoing was delivered to the Company and was effective on September 6, 2017. A copy of the written consent is attached as Exhibit C to this notice, and the Agreement, which is exhibit A to the written consent, is available on the Securities and Exchange Commission’s (“SEC”) EDGAR database attached as Exhibit 2.1 to our Current Report on Form 8-K, filed with the SEC on September 7, 2017.

Under Section 228(e) of the DGCL, where stockholder action is taken without a meeting by less than unanimous written consent, prompt notice of the taking of such corporate action must be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation as provided in Section 228(c) of the DGCL. This notice is sent pursuant to Section 228 of the DGCL and shall constitute the notice required by Section 228 of the DGCL.

The Company will also prepare and file with the SEC and mail to its stockholders an Information Statement on Schedule 14C (the “Schedule 14C”) to comply with the notice requirements for actions taken by written consent under the Federal securities laws. Under the Federal securities laws, none of the corporate actions approved by the written consent may be taken until 20 days after the Schedule 14C has been mailed to the Company’s non-consenting stockholders. The record date for determining stockholders entitled to receive this notice as well as the Schedule 14C is September 6, 2017.

We are excited to share with you the details of the Transaction, which will create a world-class, global marketing services company and will provide our stockholders the opportunity to hold shares in two publicly-traded companies as well as receive a cash dividend.

We thank you for your continued support,

/s/ Michael Brauser
Michael Brauser
Cogint, Inc.
Chairman of the Board

Note to Stockholders Concerning Forward-Looking Statements

This Notice of Action Taken By Written Consent of Stockholders contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements include statements relating to the transaction between the Company and BlueFocus and the spin-off of the Company’s data and analytics operations and assets into a new public company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this notice and speak only as of the date of this notice and are advised to consider the factors in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q, and in our other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future event otherwise.

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COGINT, INC.

Cogint, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby further certify as follows:

(1)	The name of the Corporation is Cogint, Inc.

(2)	The name under which the Corporation was originally incorporated was Tiger Media, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 20, 2015.

(3)	This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), and has been duly approved by the written consent of the stockholders of the Corporation in accordance with Section 228 of the DGCL.

The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as set forth on Exhibit A attached hereto.

IN WITNESS WHEREOF, Cogint, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by [Name], a duly authorized officer of the Corporation, on                     .

COGINT, INC.

By:
Name:
Title:

Exhibit A

ARTICLE I

NAME

The name of the Corporation is [New Company Name] (hereinafter the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is [Street Address], [City], [County], [Zip Code]. The name of its registered agent at that address is [Name of Registered Agent].

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).

ARTICLE IV

CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is four hundred ten million (410,000,000) of which the Corporation shall have authority to issue four hundred million (400,000,000) shares of Common Stock, each having a par value of $0.0005, and ten million (10,000,000) shares of Preferred Stock, each having a par value of $0.0001.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

ARTICLE V

THE BOARD OF DIRECTORS

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)    The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(3)    The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

(4)    Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been assigned by the Board of Directors and until his or her successor shall be duly elected and qualified.

(5)    No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(6)    In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

ARTICLE VI

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VII

BUSINESS COMBINATIONS

The Corporation shall not be subject to the provisions of Section 203 of the DGCL.

ARTICLE VIII

CORPORATE OPPORTUNITIES

(1)    In anticipation that the Corporation and BlueFocus may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its contractual, corporate and business relations with BlueFocus (including service of officers and directors of BlueFocus as directors of the Corporation), the provisions of this Article VIII are set forth to regulate and define, to the fullest extent permitted by law, the conduct of certain affairs of the Corporation as they may involve BlueFocus and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

(2)    No contract, agreement, arrangement or transaction between the Corporation and BlueFocus shall be void or voidable solely for the reason that BlueFocus is a party thereto if the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes the contract, agreement, arrangement or transaction by a committee of one or more disinterested directors, even though less than a quorum. Directors of the Corporation who are also directors or officers of BlueFocus may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract, agreement, arrangement or transaction.

(3)    To the fullest extent permitted by law, BlueFocus shall have the right to, and shall have no duty not to (i) engage in the same or similar business activities or lines of business as the Corporation, (ii) do business with any client or customer of the Corporation and (iii) employ or otherwise engage any officer or employee of the Corporation, and the Corporation shall not be deemed to have an interest or expectancy in any such activities merely because the Corporation engages in the same or similar activities. To the fullest extent permitted by law, neither BlueFocus nor any officer or director thereof (except as provided in Section (d) of this Article) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of BlueFocus or of such person’s participation therein. In the event that BlueFocus acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both BlueFocus and the Corporation, BlueFocus shall, to the fullest extent permitted by law, have no duty to communicate or present such corporate opportunity to the Corporation, and the Corporation, to the fullest extent permitted by law, renounces any interest or expectancy in such corporate opportunity and waives any claim that such corporate opportunity should have been presented to the Corporation. To the fullest extent permitted by law, BlueFocus shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that BlueFocus pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Corporation.

(4)    In the event that a director or officer of the Corporation who is also a director or officer of BlueFocus acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and BlueFocus, such director or officer of the Corporation, to the fullest extent permitted by law, BlueFocus (i) shall be deemed to have fully satisfied and fulfilled such person’s fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity, (ii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that BlueFocus pursues or acquires such corporate opportunity for itself or direct such corporate opportunity to another person or does not present such corporate opportunity to the Corporation, (iii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation for the purposes of Article V hereof and the other provisions of this Certificate of Incorporation and (iv) shall be deemed not to have breached such person’s duty of loyalty to the Corporation or its stockholders or to have derived an improper personal economic gain therefrom for the purposes of Article V hereof and the other provisions of this Certificate of Incorporation, if such director or officer acts in good faith in a manner consistent with the following policy:

(a)    where a corporate opportunity is offered to a person who is a director but not an officer of the Corporation and who is also a director or officer of BlueFocus, the Corporation shall be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as a director of the Corporation;

(b)    where a corporate opportunity is offered to a person who is an officer of both the Corporation and BlueFocus, the Corporation shall be entitled to pursue such opportunity only if such opportunity is expressly offered to such person solely in his or her capacity as an officer of the Corporation;

(c)    where a corporate opportunity is offered to a person who is an officer of the Corporation and who is also a director but not an officer of BlueFocus, the Corporation shall be entitled to pursue such opportunity unless such opportunity is expressly offered to such person solely in his or her capacity as a director of BlueFocus, in which case BlueFocus shall be entitled to pursue such opportunity; and

(d)    if an officer or director of the Corporation, who also serves as an officer or director of BlueFocus, acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and BlueFocus in any manner not addressed by this Article VIII, Section (4), clauses (a), (b) or (c), such officer or director shall have no duty to communicate or present such corporate opportunity to the Corporation and shall to the fullest extent permitted by law not be liable to the Corporation or its stockholders for breach of fiduciary duty as an officer or director of the Corporation by reason of the fact that BlueFocus pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Corporation, and the Corporation to the fullest extent permitted by law renounces any interest or expectancy in such business opportunity and waives any claim that such business opportunity constituted a corporate opportunity that should be presented to the Corporation.

The provisions of this Article VIII, Section 4, sub-section (d) are not intended to be an allocation of corporate opportunities between the Corporation and BlueFocus or an exhaustive statement of corporate opportunities which may be available to the Corporation, pursuit of which shall be in accordance with this Certificate of Incorporation and applicable law.

(5)    Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.

(6)    Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of at least eighty percent (80%) of the votes entitled to be cast thereon shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of this Article VIII.

ARTICLE IX

STOCKHOLDER ACTION

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Any action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted; provided, however, that except as otherwise provided by a Certificate of Designations, from and after the date that BlueFocus ceases to be the beneficial owner of shares representing at least a majority of votes entitled to be cast by the holders of Common Stock, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

Except as otherwise required by law or provided by a Certificate of Designations, special meetings of stockholders of the Corporation may be called only by (1) the Board of Directors or the Secretary of the Corporation pursuant to a resolution adopted by a majority of directors then in office or (2) BlueFocus, so long as BlueFocus is the beneficial owner of at least a majority of votes entitled to be cast by the holders of Common Stock. No business other than that stated in the notice of a special meeting of stockholders shall be transacted at such special meeting.

ARTICLE X

CERTAIN DEFINITIONS

For purposes of this Certificate of Incorporation, the following terms shall have the following respective meanings:

“BlueFocus” means BlueFocus International Limited, a private company limited by shares registered in Hong Kong, all successors to such entity by way of merger, consolidation or sale of substantially all of its assets, and all corporations, limited liability companies, joint ventures, partnerships, trusts, associations or other entities in which such entity: (i) beneficially owns, either directly or indirectly, more than fifty percent (50%) of (a) the total combined voting power of all classes of voting securities of such entity, (b) the total combined equity interests or (c) the capital or profits interest, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body, but shall not include the Corporation or any subsidiary of the Corporation.

“corporate opportunities” of the Corporation shall include business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation’s business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of BlueFocus or its officers or directors will be brought into conflict with that of the Corporation.

“Corporation” shall mean, for purposes of Article VIII, the Corporation and all corporations, partnerships, joint ventures, limited liability companies, trusts, associations and other entities in which the Corporation owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests.

*        *        *         *        *

Exhibit B

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

COGINT, INC.

Cogint, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST: Article IV of the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), is hereby amended by adding the following text to the end of Article IV:

Upon the filing and effectiveness of this Certificate of Amendment (the “Effective Time”), the shares of Common Stock issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall automatically, without further action on the part of the Corporation or any holder of Common Stock, be reclassified into a smaller number of shares such that each two to four shares of issued Common Stock immediately prior to the Effective Time shall automatically be reclassified into one (1) validly issued, fully-paid and non-assessable share of Common Stock, the exact ratio within the two to four range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0005 per share. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued in connection with the Reverse Stock Split and, in lieu thereof, any person who would otherwise be entitled to any fractional share of Common Stock as a result of the Reverse Stock Split shall be entitled to receive an amount in cash (without interest) equal to the product of such fraction multiplied by the closing price per share of the Common Stock on The Nasdaq Stock Market on the first trading day that commences after the Reverse Stock Split is effective on The Nasdaq Stock Market.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional share of Common Stock to which such holder would otherwise be entitled), provided, however, that each person of record holding a certificate or certificates that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or certificates, if any, and transmission of a letter of transmittal, a written confirmation from the Corporation’s transfer agent indicating the number of whole shares of Common Stock to which such person is entitled as a result of the Reverse Stock Split based on the aggregate number of shares of Common Stock held by such person immediately prior to the Effective Time and cash, if any, in lieu of any fractional share of Common Stock to which such holder would otherwise be entitled.

SECOND: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware, with the stockholders of the Corporation acting by written consent in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name this      day of                     .

COGINT, INC.

By:
Name:
Title:

Exhibit C

Written Consent of Stockholders

of Cogint, Inc.

In Lieu of Meeting

Each of the undersigned stockholders (each a “Stockholder”) of Cogint, Inc., a Delaware corporation (the “Company”), having on the date set forth below his, her, or its signature, voting power with respect to that number of shares of common stock, par value $0.0005 per share (the “Company Common Stock”), set forth on Schedule I attached to this Stockholder Consent, hereby irrevocably consents in writing, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware and as authorized by Article 9 of the Certificate of Incorporation of the Company, as amended (including the related resolutions of the Board of Directors of the Company (the “Company Board”) authorizing in advance this action by written consent in lieu of a meeting of the stockholders of the Company), to the following actions and adoption of the following resolutions by written consent in lieu of a meeting of stockholders of the Company:

WHEREAS, the Company has entered into that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of September 6, 2017, by and between the Company and BlueFocus International Limited, a private company limited by shares registered in Hong Kong (the “Parent”), a copy of which has been provided to the undersigned Stockholder and is attached hereto as Exhibit A (capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Business Combination Agreement);

WHEREAS, pursuant to the Business Combination Agreement the Company desires to issue and sell to the Parent, and the Parent desires to subscribe for and purchase from the Company, certain shares of Company Common Stock, for and in consideration of the Parent’s contribution to the Company of (i) all of the issued and outstanding membership interest, shares of capital stock and/or other equity interests of Vision 7 International Inc., a Canadian company (“V7”), We Are Very Social Limited, a limited company domiciled and incorporated in England and Wales (“WAS”), Indigo Social, LLC, a Delaware limited liability company (“Indigo”), and any entity pursuant to which a Permitted Acquisition has been consummated prior to Closing, if any (each, an “Acquisition Entity”), and V7’s, WAS’s, Indigo’s and any Acquisition Entity’s respective Subsidiaries, which may be contributed directly or indirectly through one or more newly formed holding companies directly or indirectly wholly-owned by the Parent that may acquire V7, WAS, Indigo, any Acquisition Entity and/or their respective Subsidiaries prior to the Closing as provided for in the Business Combination Agreement, and (ii) the Cash Consideration, from which the Cash Dividend will be allocated among holders of record of Company Common Stock and certain other securities convertible into or exchangeable or exercisable for Company Common Stock as provided for in the Business Combination Agreement or other documents referenced therein including the Spin-off Agreements, in each case, as of the Record Date, contingent upon the occurrence of the Closing;

WHEREAS, the Business Combination Agreement provides that, as a condition to Closing, the Company will complete the Spin-Off in accordance with the Spin-Off Agreements;

WHEREAS, the Company Board has (i) determined that it is in the best interests of, and fair to, the Company and its stockholders, and declared it advisable, to enter into the Business Combination Agreement and consummate the transactions contemplated therein, including the Transactions; (ii) approved the execution and delivery of the Business Combination Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Transactions upon the terms and conditions set forth therein; (iii) approved and resolved to recommend that the Company Stockholders approve (v) the issuance of the Purchased Shares, (w) the change of control resulting from the issuance of the Purchased Shares, (x) an amendment and restatement to the Certificate of Incorporation in the form attached hereto as Exhibit B to this consent (the “Amended and Restated Charter”) to, among other matters set forth therein, increase the number of shares of authorized Company Common Stock to 400,000,000 shares to provide a sufficient number of shares of Company Common Stock for the issuance of the Purchased Shares, provided that the Amended and Restated Charter shall not be filed or become effective unless and until the Closing Date occurs and immediately before the Closing, (y) the Stock Split Amendment (as defined below) and (z) the 2015 Plan Amendment (as defined below), each pursuant to the Business Combination Agreement (together, the “Voting Matters”); and (iv) authorized by resolution the taking of the foregoing actions of the holders of Company Common Stock by written consent in lieu of a meeting;

WHEREAS, the Company Board has approved, subject to stockholder approval, an amendment to the Amended and Restated Charter in the form attached hereto as Exhibit C, to effect a reverse stock split provided that the Company Board shall have the discretion to determine the range of the reverse stock split within a range of two-to-one and four-to-one and to abandon the reverse stock split altogether (the “Stock Split Amendment”), and provided further that the Stock Split Amendment shall not be filed or become effective unless and until the Closing Date occurs and immediately before the Closing;

WHEREAS, the Company Board, upon the recommendation of the Compensation Committee, has approved, subject to stockholder approval, an amendment to the Company’s 2015 Stock Incentive Plan to increase the number of shares of Company Common Stock reserved for issuance under the Company’s 2015 Stock Incentive Plan by one million shares (1,000,000) shares to a total of thirteen million five hundred thousand (13,500,000) shares of Company Common Stock to allow for certain equity award grants prior to the Closing (the “Incentive Plan Amendment”); and

WHEREAS, pursuant to the Business Combination Agreement, the Company and/or the Parent has the power to terminate the Business Combination Agreement under certain circumstances after the Stockholder Consent is delivered, upon the terms and subject to the conditions set forth in the Business Combination Agreement.

NOW, THEREFORE, BE IT:

RESOLVED, that the Voting Matters and the transactions contemplated thereby are hereby adopted, authorized, and approved in all respects, and that the undersigned Stockholder hereby votes all of the shares of Company Common Stock held by the Stockholder in favor of the Voting Matters and the transactions contemplated thereby; and further

RESOLVED, that the Amended and Restated Charter, be and hereby is adopted, authorized, and approved in all respects, with such Amended and Restated Charter to become effective only in connection with and immediately before the Closing; and further

RESOLVED, that the Stock Split Amendment, be and hereby is adopted, authorized, and approved in all respects with such Stock Split Amendment to become effective only in connection with and immediately before the Closing; and further

RESOLVED, that either or both of the Amended and Restated Charter and the Stock Split Amendment may be abandoned by the Company Board in its sole discretion whether before or after stockholder approval thereof; and further

RESOLVED, that the undersigned Stockholder hereby waives any and all notice requirements, with respect to the time and place of meeting, and consents to the transaction of all business represented by this written consent.

This written consent shall be filed with the minutes of the meetings of the stockholders of the Company and shall be treated for all purposes as action taken at a meeting.

IN WITNESS WHEREOF, the undersigned Stockholder has executed this written consent effective on the date set forth below.

FROST GAMMA INVESTMENTS TRUST		BSIG LLC

By:		By:
Name:	Phillip Frost, M.D.	Name:	Michael Brauser
Title:	Trustee	Title:	Managing Member
Date:		Date:

GRANDER HOLDINGS, INC. 401K
RYAN SCHULKE
Date:		By:
		Name:	Michael Brauser
		Title:	Manager
RSMC PARTNERS, LLC

By:
Name:	Ryan Schulke
Title:	Managing Member
Date:

OLE POULSEN
Date:

MATTHEW CONLIN 2017 GRANTOR RETAINED ANNUITY TRUST

By:
Name:	Matthew Conlin
Title:	Trustee
Date:

MATTHEW CONLIN
Date:

MICHAEL BRAUSER
Date:

BIRCHTREE CAPITAL, LLC

By:
Name:	Michael Brauser
Title:	Manager
Date:

Schedule I

Stockholder

Stockholder	Address	Shares of Company Common Stock held of Record	Shares of Company Common Stock held in Street Name
Frost Gamma Investments Trust	Frost Gamma Investments Trust 4400 Biscayne Blvd. 15th Floor Miami, FL 33137 Attn: Veronica Miranda	14,919,061	802,480
Ryan Schulke	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ryan Schulke	5,827,200	237,337
RSMC Partners, LLC	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ryan Schulke and Matthew Conlin	2,000,000	0
Matthew Conlin	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	4,208,160	169,820
Matthew Conlin 2017 Grantor Retained Annuity Trust	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	1,077,040	0
Conlin Family Foundation	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Matthew Conlin	0	20,000
Ole Poulsen	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Ole Poulsen	1,000,000	21,163
Michael Brauser	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	20,000	302,235
Birchtree Capital, LLC	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	954,116	419,530
BSIG LLC*	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	16,259	0
Grander Holdings, Inc. 401K	Cogint, Inc. 2650 North Military Trail, Suite 300 Boca Raton, FL 33431 Attn: Michael Brauser	2,030,945	113,700

*	Entity is owned and controlled 50% by Mr. Brauser.